UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 1) supplements and clarifies certain disclosures contained in Item 4.02 of the Current Report on Form 8-K previously filed with the Securities and Exchange Commission on March 16, 2009.  Other than with respect to Item 4.02, no other information, including the exhibits, is being amended hereby. This Current Report on Form 8-K/A (Amendment No. 1) continues to speak as of the original filing date of the Current Report on Form 8-K, or March 16, 2009.

Section 4 – Matters Related to Accountants and Financial Statements

                        Item 4.02(a)  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 11, 2009, management of Hilltop Holdings Inc., or the Company, concluded that the Company will be required to restate its previously issued unaudited financial statements for the three and nine months ended September 30, 2008, which appeared in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008.  This conclusion was made following the discovery of an error in conjunction with the performance of the Company’s annual internal controls over financial reporting for the year ended December 31, 2008, and an extensive review of its accounting for loss and loss adjustment expenses and payments from reinsurers.

Loss and Loss Adjustment Expense Adjustment

During the three months ended September 30, 2008, the Company incurred catastrophe losses from three hurricanes.  In September 2008, the Company received a payment from a reinsurer prior to submitting a proof of claim to that reinsurer for these catastrophe losses.  Upon receipt of the payment from the reinsurer, the Company applied the prepayment to loss and loss adjustments expenses during the three and nine months ended September 30, 2008, instead of correctly applying it to reinsurance payable.  Due to this error in the application of the prepayment from the reinsurer related to catastrophe losses incurred and the ultimate retention per catastrophic event in the third quarter of 2008 to loss and loss adjustment expense, loss and loss adjustment expense, as set forth in the unaudited consolidated statements of operations for the three and nine months ended September 30, 2008, was understated by $3.1 million.  This understatement of loss and loss adjustment expense resulted in net loss for the three and nine months ended September 30, 2008 being understated by $2.0 million, net of tax.  The following table sets forth the unaudited consolidated statements of operations for the three and nine months ended September 30, 2008 as originally presented in the Quarterly Report on Form 10-Q, the effect of the required adjustment on a line item basis and the restated amounts after giving effect to adjustment.

	Three Months Ended September 30, 2008			Nine Months Ended September 30, 2008
	As			As
	Previously	Effect of		Previously	Effect of
	Reported	Restatement	Restated	Reported	Restatement	Restated
	(In thousands, except per share data)			(In thousands, except per share data)

Revenue:
Net premiums earned	$22,745		$22,745	$83,017		$83,017
Net investment income	6,716		6,716	21,887		21,887
Net realized (losses) gains on investments	(1,213)		(1,213)	(42,907)		(42,907)
Other income	1,503		1,503	4,674		4,674
Total revenue	29,751		29,751	66,671		66,671
Expenses:
Loss and loss adjustment expenses	26,872	3,074	29,946	66,154	$3,074	69,228
Policy acquisition and other underwriting expenses	10,736		10,736	32,350		32,350
General and administrative expenses	1,750		1,750	7,207		7,207
Depreciation and amortization	532		532	1,628		1,628
Interest expense	2,617		2,617	7,925		7,925
Total expenses	42,507	3,074	45,581	115,264	3,074	118,338
(Loss) Income from continuing operations before income tax benefit and allocation to minority interest	(12,756)	(3,074)	(15,830)	(48,593)	(3,074)	(51,667)
Income tax benefit (expense) from continuing operations	9,092	1,076	10,168	21,618	1,076	22,694
(Loss) Income from continuing operations before allocation to minority interest	(3,664)	(1,998)	(5,662)	(26,975)	(1,998)	(28,973)
Minority interest	—		—	—		—
(Loss) Income from continuing operations	(3,664)	(1,998)	(5,662)	(26,975)	(1,998)	(28,973)
Preferred stock dividend	(2,579)		(2,579)	(7,735)		(7,735)
Net (loss) income attributable to common stockholders	$(6,243)	$(1,998)	$(8,241)	$(34,710)	$(1,998)	$(36,708)

(Loss) Income per share from continuing operations less preferred dividends
Basic (loss) income per share	$(0.11)	$(0.04)	$(0.15)	$(0.61)	$(0.04)	$(0.65)
Diluted (loss) income per share	$(0.11)	$(0.04)	$(0.15)	$(0.61)	$(0.04)	$(0.65)

(Loss) Income per share attributable to common stockholders
Basic (loss) income per share	$(0.11)	$(0.04)	$(0.15)	$(0.61)	$(0.04)	$(0.65)
Diluted (loss) income per share	$(0.11)	$(0.04)	$(0.15)	$(0.61)	$(0.04)	$(0.65)

Weighted average share information
Basic shares outstanding	56,452		56,452	56,452		56,452
Diluted shares outstanding	56,452		56,452	56,452		56,452

Reinsurance Receivable and Payable Adjustments

In connection with and as a result of the error in the application of that prepayment to loss and loss adjustment expense, reinsurance payable, as set forth in the balance sheet at September 30, 2008, was understated by $4.1 million, reinsurance receivable was understated by $1.0 million and income taxes receivable was understated by $1.1 million.  The following table sets forth the unaudited consolidated balance sheet at September 30, 2008 as originally presented in the Quarterly Report on Form 10-Q, the effect of the required adjustments on a line item basis and the restated amounts after giving effect to the adjustments.

	September 30, 2008
	As
	Previously	Effect of
	Reported	Restatement	Restated
	(In thousands, except per share data)
Assets
Investments
Fixed maturities
Available for sale securities, at fair value (amortized cost of $125,078 and $130,253, respectively)	$121,434		$121,434
Held-to-maturity securities, at amortized cost (fair value of $14,495 and $6,819, respectively)	14,103		14,103
Equity securities
Available for sale securities, at fair value (cost of $9,107 and $55,607, respectively)	8,141		8,141
Total investments	143,678		143,678

Cash and cash equivalents	750,573		750,573
Restricted cash	18,500		18,500
Accrued interest and dividends	1,402		1,402
Premiums receivable	22,396		22,396
Deferred acquisition costs	16,887		16,887
Reinsurance receivable, net of uncollectible amounts	104,567	$1,000	105,567
Prepaid reinsurance premiums	4,851		4,851
Income taxes receivable	27,019	1,076	28,095
Deferred income taxes	16,278		16,278
Goodwill	23,988		23,988
Intangible assets, definite life	11,469		11,469
Intangible assets, indefinite life	3,000		3,000
Property and equipment, net	374		374
Loan origination costs, net	3,314		3,314
Other assets	1,937		1,937
Total Assets	$1,150,233	$2,076	$1,152,309

Liabilities and Stockholders’ Equity
Liabilities
Reserve for losses and loss adjustment expenses	$130,310		$130,310
Unearned premiums	72,494		72,494
Reinsurance payable	7,359	4,074	11,433
Accounts payable and accrued expenses	7,088		7,088
Notes payable	138,368		138,368
Dividends payable	1,719		1,719
Other liabilities	5,329		5,329
Total liabilities	362,667	4,074	366,741

Stockholders’ Equity
Series A preferred stock, $.01 par value, 5,750,000 shares authorized, 5,000,000 shares issued and outstanding at September 30, 2008 and December 31, 2007; liquidation preference of $25 per share plus accrued but unpaid dividends	119,108		119,108
Common stock, $.01 par value, 100,000,000 shares authorized, 56,451,884 and 56,461,465 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	564		564
Additional paid-in capital	917,617		917,617
Accumulated other comprehensive loss	(2,997)		(2,997)
Accumulated deficit	(246,726)	(1,998)	(248,724)
Total stockholders’ equity	787,566	(1,998)	785,568
Total liabilities and stockholders’ equity	$1,150,233	$2,076	$1,152,309

Consequences of Adjustments

In light of this error, the Company’s unaudited financial statements previously included in the Company Quarterly Report on Form 10-Q for the period ended September 30, 2008 should no longer be relied upon.  The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, PricewaterhouseCoopers LLP.

Internal Controls over Financial Reporting

In addition, the Company also is reporting that its disclosure controls and procedures were not effective as of September 30, 2008, as it identified a material weakness in its internal controls over financial reporting due to this error.  Accordingly, the Company did not maintain effective internal controls over the accounting for loss and loss adjustment expense and payment from its reinsurers.  Specifically, the Company did not maintain effective controls to ensure that its receipt of payments from reinsurers were properly recorded at September 30, 2008, and its ultimate retention per catastrophic event was recorded in accordance with the underlying reinsurance contract and generally accepted accounting principles.  The Company had an effective control in place related to this error for the annual reporting period.

Additionally, the Company performed a rigorous review of its retention limits under its existing reinsurance contracts in conjunction with the preparation of its annual consolidated financial statements.  Further, following the discovery of this error during the performance of its annual internal controls over financial reporting for the year ended December 31, 2008 and a review of its accounting for loss and loss adjustment expenses and payment from reinsurers, the Company implemented an additional quarterly control to remediate this material weakness.  A description of this additional control was set forth in greater detail in the Quarterly Report on Form 10-Q/A previously filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date:	March 26, 2009	By:	/s/ COREY PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	General Counsel & Secretary